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                                                                    Exhibit 99.1

    Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act Of 2002

     In connection with the Annual Report of The Northern Trust Company Thrift-Incentive Plan (the "Plan") for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Martin J. Joyce, Jr., Chairperson of the Employee Benefit Administrative Committee, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Plan.

Date: June 27, 2003               /s/ Martin J. Joyce, Jr.
                                      Chairperson
                                      Employee Benefit Administrative Committee

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.